Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports 2024 First-Quarter Financial Results

With Increased Sales, Adjusted EBITDA, and Free Cash Flow

Raises Full-Year Free Cash Flow Guidance

•	Sales of $2.7 billion, an increase of $91 million

•	Net income of $3 million, including a $29 million charge related to the announced European hydraulics business divestiture

•	Adjusted EBITDA of $223 million, an increase of $19 million over last year

•	Adjusted EBITDA margin of 8.2 percent, a 50-basis-point improvement compared with 2023

•	Operating cash flow improved by $68 million compared with last year

•	Full-year 2024 free cash flow guidance raised by $25 million

MAUMEE, Ohio, April 30, 2024 – Dana Incorporated (NYSE: DAN) today announced financial results for the first quarter of 2024.

“Dana delivered strong performance in the first quarter with improved sales, profit margins, and free cash flow over the previous year. Consistent with the past several quarters, stable demand in key markets and company-wide efficiency improvements again drove strong profit growth. We achieved 39 percent profit conversion on traditional organic sales in the quarter. This performance is well above our historical conversion for the first quarter and positions the company on a strong trajectory to achieve our full-year targets,” said James Kamsickas, Dana chairman and chief executive officer.

He added, “The Dana team is executing our core business and operating systems at a very high level, which is continuing to drive exceptional customer satisfaction that supports market share gains and our new business backlog, including traditional ICE, hybrid, and EV programs.”

Sales for the first quarter of 2024 totaled $2.74 billion, compared with $ 2.64 billion in the same period of 2023.

Adjusted EBITDA for the first quarter of 2024 was $223 million, compared with $204 million for the same period in 2023. Company-wide efficiency improvements continue to offset the margin impact of inflation and spending on development for electric-vehicle products.

Net income attributable to Dana was $3 million, or $0.02 per share, compared with $28 million, or $0.19 per share, in the first quarter of 2023. During the first quarter of 2024, Dana entered into a definitive agreement to sell its European Off-Highway non-core hydraulics business for approximately $40 million. This business is classified as held for sale, and a $29 million loss was recognized to adjust the carrying value of net assets to fair value, less estimated costs to sell. Combined with European valuation allowances of $7 million triggered by the pending sale, the impact of the transaction was $0.25 per share. The sale is expected to close during the second quarter of 2024.

Operating cash flow in the first quarter of 2024 was a use of $102 million, compared with a use of $170 million in the same period of 2023. Free cash flow was a use of $172 million, compared with a use of $290 million in the first quarter of 2023, an improvement of $118 million.

“Our ongoing efforts to manage working capital have begun to show results as we have significantly improved free cash flow in the first quarter. Our ability to raise full-year guidance for free cash flow is attributed to improved working capital efficiency,” said Timothy Kraus, Dana senior vice president and chief financial officer.

1

Revised 2024 Financial Targets

•	Sales of $10.65 to $11.15 billion;

•	Adjusted EBITDA of $875 to $975 million, an implied adjusted EBITDA margin of approximately 8.5 percent at the midpoint of the range;

•	Operating cash flow of approximately $500 to $550 million; and

•	Free cash flow of $50 to $100 million;

•	Diluted EPS of $0.35 to $0.85.

Dana to Host Conference Call at 10 a.m., Tuesday, April 30

Dana will discuss its first-quarter results in a conference call at 10 a.m. EDT on Tuesday, April 30. The conference call can be accessed by telephone from both domestic and international locations using the information provided below:

Conference ID: 9943139

Participant Toll-Free Dial-In Number: 1 (888) 440-5873

Participant Toll Dial-In Number: 1 (646) 960-0319

Audio streaming and slides will be available online via a link provided on the Dana investor website: www.dana.com/investors. Phone registration will be available beginning at 9:30 a.m. EDT.

A webcast replay can be accessed via Dana’s investor website following the call.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA outlook to the most comparable GAAP measure of net income (loss). Providing net income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss), including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliation of adjusted EBITDA to net income (loss) for the historical periods presented are indicative of the reconciliation that will be prepared upon completion of the periods covered by the non-GAAP guidance.

2

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $10.6 billion in 2023 with 42,000 people in 31 countries across six continents. With a history dating to 1904, Dana was named among the “World’s Most Ethical Companies” for 2023 and 2024 by Ethisphere and as one of “America’s Most Responsible Companies 2023” by Newsweek. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

###

Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

3

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2024 and 2023

	Three Months Ended
(In millions, except per share amounts)	March 31,
	2024	2023
Net sales	$2,735	$2,644
Costs and expenses
Cost of sales	2,491	2,415
Selling, general and administrative expenses	139	140
Amortization of intangibles	3	3
Restructuring charges, net	5	1
Loss on disposal group held for sale	(29)
Other income (expense), net	2	5

Earnings before interest and income taxes	70	90
Interest income	4	4
Interest expense	39	34

Earnings before income taxes	35	60
Income tax expense	37	30
Equity in earnings of affiliates	2	1

Net income	—	31
Less: Noncontrolling interests net income	5	4
Less: Redeemable noncontrolling interests net loss	(8)	(1)

Net income attributable to the parent company	$3	$28

Net income per share available to common stockholders
Basic	$0.02	$0.19
Diluted	$0.02	$0.19
Weighted-average shares outstanding - Basic	144.8	143.9
Weighted-average shares outstanding - Diluted	144.8	144.3

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended March 31, 2024 and 2023

	Three Months Ended
(In millions)	March 31,
	2024	2023
Net income	$—	$31
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(20)	25
Hedging gains and losses	(2)	15
Defined benefit plans	1	1

Other comprehensive income (loss)	(21)	41

Total comprehensive income (loss)	(21)	72
Less: Comprehensive income attributable to noncontrolling interests	(4)	(4)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	11

Comprehensive income (loss) attributable to the parent company	$(14)	$68

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of March 31, 2024 and December 31, 2023

(In millions, except share and per share amounts)	March 31,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$351	$529
Accounts receivable
Trade, less allowance for doubtful accounts of $14 in 2024 and $16 in 2023	1,526	1,371
Other	251	280
Inventories	1,625	1,676
Other current assets	287	247
Current assets of disposal group held for sale	62

Total current assets	4,102	4,103
Goodwill	257	263
Intangibles	169	182
Deferred tax assets	507	516
Other noncurrent assets	158	140
Investments in affiliates	123	123
Operating lease assets	315	327
Property, plant and equipment, net	2,226	2,311

Total assets	$7,857	$7,965

Liabilities, redeemable noncontrolling interests and equity
Current liabilities
Short-term debt	$39	$22
Current portion of long-term debt	8	35
Accounts payable	1,697	1,756
Accrued payroll and employee benefits	316	288
Taxes on income	90	86
Current portion of operating lease liabilities	41	42
Other accrued liabilities	352	373
Current liabilities of disposal group held for sale	22

Total current liabilities	2,565	2,602
Long-term debt, less debt issuance costs of $23 in 2024 and $24 in 2023	2,580	2,598
Noncurrent operating lease liabilities	271	284
Pension and postretirement obligations	318	334
Other noncurrent liabilities	318	319
Noncurrent liabilities of disposal group held for sale	4

Total liabilities	6,056	6,137

Commitments and contingencies
Redeemable noncontrolling interests	197	191
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,954,645 and 144,386,484 shares outstanding	2	2
Additional paid-in capital	2,260	2,255
Retained earnings	297	317
Treasury stock, at cost (821,207 and 474,981 shares)	(13)	(9)
Accumulated other comprehensive loss	(1,007)	(990)

Total parent company stockholders’ equity	1,539	1,575
Noncontrolling interests	65	62

Total equity	1,604	1,637

Total liabilities, redeemable noncontrolling interests and equity	$7,857	$7,965

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2024 and 2023

	Three Months Ended
(In millions)	March 31,
	2024	2023
Operating activities
Net income	$—	$31
Depreciation	101	92
Amortization	5	5
Amortization of deferred financing charges	1	1
Earnings of affiliates, net of dividends received	(2)	(1)
Stock compensation expense	6	6
Deferred income taxes	2	(8)
Pension expense, net	(7)
Change in working capital	(251)	(304)
Loss on disposal group held for sale	29
Other, net	14	8

Net cash used in operating activities	(102)	(170)

Investing activities
Purchases of property, plant and equipment	(70)	(120)
Proceeds from sale of property, plant and equipment	4	2
Settlements of undesignated derivatives	(1)
Other, net	4

Net cash used in investing activities	(63)	(118)

Financing activities
Net change in short-term debt	17	269
Repayment of long-term debt	(27)	(2)
Deferred financing payments		(2)
Dividends paid to common stockholders	(15)	(15)
Distributions to noncontrolling interests	(3)	(1)
Contributions from redeemable noncontrolling interests	9	10
Collection of note receivable from noncontrolling interest	11
Other, net	9	(4)

Net cash provided by financing activities	1	255

Net decrease in cash, cash equivalents and restricted cash	(164)	(33)
Cash, cash equivalents and restricted cash—beginning of period	563	442
Effect of exchange rate changes on cash balances	(12)	10

Cash, cash equivalents and restricted cash—end of period	$387	$419

DANA INCORPORATED

Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow (Unaudited)

	Three Months Ended
(In millions)	March 31,
	2024	2023
Net cash used in operating activities	$(102)	$(170)
Purchase of property, plant and equipment	(70)	(120)

Free cash flow	$(172)	$(290)

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended March 31, 2024 and 2023

	Three Months Ended
(In millions)	March 31,
	2024	2023
Sales
Light Vehicle	$1,098	$962
Commercial Vehicle	524	522
Off-Highway	781	842
Power Technologies	332	318

Total Sales	$2,735	$2,644

Segment EBITDA
Light Vehicle	$67	$49
Commercial Vehicle	17	17
Off-Highway	115	118
Power Technologies	27	23

Total Segment EBITDA	226	207
Corporate expense and other items, net	(3)	(3)

Adjusted EBITDA	$223	$204

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended March 31, 2024 and 2023

	Three Months Ended
(In millions)	March 31,
	2024	2023
Segment EBITDA	$226	$207
Corporate expense and other items, net	(3)	(3)

Adjusted EBITDA	223	204
Depreciation	(101)	(92)
Amortization	(5)	(5)
Non-service cost components of pension and OPEB costs	(4)	(3)
Restructuring charges, net	(5)	(1)
Stock compensation expense	(6)	(6)
Strategic transaction expenses	(2)	(1)
Distressed supplier costs		(8)
Loss on disposal group held for sale	(29)
Other items	(1)	2

Earnings before interest and income taxes	70	90
Interest income	4	4
Interest expense	39	34

Earnings before income taxes	35	60
Income tax expense	37	30
Equity in earnings of affiliates	2	1

Net income	$—	$31

2024 First-Quarter Earnings Conference Call APRIL 30, 2024

Safe Harbor Statement Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Agenda Craig Barber Senior Director, Investor Relations and Corporate Communications Introduction James Kamsickas Chairman and Chief Executive Officer Business Review Timothy Kraus Senior Vice President and Chief Financial Officer Financial Review

Company-Wide Efficiency Improvements and Improving Customer Order Patterns Driving Profit and Cash Flow Growth Q1 Financial Results Highlights sales $2.7 billion $91 million from prior year free cash flow $(172) million adjusted EBITDA $223 million Company-Wide efficiency improvements Financial outlook remains strong; higher free cash flow End market demand stable Key Highlights $19 million from prior year $118 million from prior year 39% ~$100M $75M Conversion on traditional organic sales in Q1 Supports full-year conversion target Organic Sales growth in Q1 Full-Year market forecast unchanged Revised full-year FCF outlook 50% increase

Company-wide Efficiencies Supply Chain New Programs & Refreshed Base Business 2024 Outlook Construction Improved customer production stability increasing productivity Continued lowering production costs Efficiency improvements in all areas of the enterprise Cost Inflation Moderating OEM Production Stable Industry Trends EV Demand Fluctuating End-Market Outlook Net commodities expected to be sales and profit headwind Steel prices expected to be mostly flat in 2024 Commodity recoveries reversing as input costs decline Refreshed, conquest, and new business growth Share gains partially offsetting market in Commercial Vehicle Normalized annual launch cadence driving higher efficiency Mining Light Truck Heavy-Duty Truck Medium-Duty Truck Agriculture Softening No Change No Change No Change Slight Improvement Slight Improvement Market From last year Update Business Environment

Dana’s Patented Electro-Mechanical, Infinitely Variable Transmission (EMIVT) operates in engine-only, hybrid, or full-battery electric modes PACE Award: Electro-Mechanical, Infinitely Variable Transmission Improved Sustainability Enhanced Performance and Functionality Safer Working Environment Reduce Total Cost of Ownership Up to 40% better fuel economy 28% faster acceleration Reduction of brake wear Zero-Emission and low-noise Functional-Safety compliance Pump and roll operation Regenerative braking

Industry and Customer Recognition Recognition Demonstrates Dana’s Ethical Foundation, Customer Focus, and Technological Expertise

Financial Review APRIL 30, 2024

See appendix for comments regarding the presentation of non-GAAP measures Higher sales driven by renewed vehicle programs, new business, and market share gains in commercial vehicle market Increased production efficiency, company-wide cost improvement actions, and more stable customer order patterns drove higher profitability Announced divestiture of European hydraulics business within the Off-Highway segment resulted in a $29M impairment charge and $7M of additional income tax expense due to valuation allowance adjustments, negatively impacting EPS by $0.25/share; transaction is expected close in Q2 Improved cash flow driven by higher profit and lower working capital requirements ($ in millions, except EPS) Q1 ‘24 Q1 ‘23 Change Sales $2,735 $2,644 $91 Adjusted EBITDA 223 204 19 Margin 8.2% 7.7% 50 bps Loss on Business Held for Sale (29) 0 (29) EBIT 70 90 (20) Interest Expense, Net 35 30 5 Income Tax Expense 37 30 7 Net Income (attributable to Dana) 3 28 (25) GAAP Diluted EPS $0.02 $0.19 $(0.17) Operating Cash Flow (102) (170) 68 Changes from Prior Year 2024 Q1 Financial Results Higher Sales, Profit and Operating Cash Flow Driven by Strong Execution

Higher organic sales driven by renewed vehicle programs, new business, and market share gains in commercial vehicle market partially offset by lower sales in off-highway agriculture markets Higher demand for battery cooling products driving increased EV sales Company-Wide cost management and production efficiency more than offset inflation Positive contribution of current EV programs offset by engineering and development spending for future programs Minimal impact from currency translation Lower commodity costs resulting in lower sales recoveries; profit benefit of lower input costs offset by the cost true-ups with customers Sales Adjusted EBITDA 7.7% Margin 8.2% Margin ~90 bps ~(20) bps ~(20) bps ~0 bps 2024 Q1 Sales and Profit Changes Strong Performance Driven by Company-Wide Efficiencies See appendix for comments regarding the presentation of non-GAAP measures

2024 Q1 Free Cash Flow Increase in net interest payments due to higher rates and payment timing from refinancing Lower working capital requirements due to focused management of inventory and receivables Reduced capital spending required to support new business backlog and replacement business due to a more normal launch cadence 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. Changes from Prior Year ($ in millions) Q1 ‘24 Q1 ‘23 Change Adjusted EBITDA $ 223 $ 204 $19 One-time Costs1 (5) (2) (3) Interest, Net (49) (23) (26) Taxes (27) (23) (4) Working Capital / Other² (244) (326) 82 Capital Spending (70) (120) 50 Free Cash Flow $(172) $(290) $118 FCF Improvement Driven by Lower Working Capital Requirements and Capital Spending

2024 FY Financial Guide

- Sales growth driven by new business backlog, improved end-market demand, new/refreshed programs, and market share gains
- Company-wide efficiency improvements drive higher margins
- YOY free cash flow improvement driven by higher profit, improved working capital efficiency, and lower capital spending
- Free cash flow improvement from prior guidance driven by lower working capital requirements
- Free cash flow includes significant capital investment to support market growth and new business in ICE and EV
- Impact of divestiture was previously included in full-year EPS guidance

Guidance Ranges

	Guidance	Range	Change from Prior Guide	Change from Prior Year
Sales	~$10,900M	±$250M		+$345M
Adjusted EBITDA	~$925M	±$50M		+$80M
Implied Profit Margin	*~8.2% - 8.7%*			+50 bps
Free Cash Flow	~$50M → ~$75M	±$25M	+$25M	+$100M
Diluted EPS	~$0.60	±$0.25		+$0.34

See appendix for comments regarding the presentation of non-GAAP measures

Balanced End-Market Demand Growth and Improved Operating Environment

© 2024 Dana

12

2024 FY Sales and Profit Changes

- Organic growth driven by strong sales, pricing, and market share gains
- Strong conversion on organic growth due to improved efficiencies and cost savings actions
- Cost recovery actions expected to mostly offset inflation
- Positive profit contribution on EV sales offset by investment in new program development
- Announced divestiture of non-core hydraulics business. Anticipated closing in Q2
- Translation of foreign currency expected to be slightly less of a headwind to sales than previously forecasted
- Lower commodity costs driving reduced sales recoveries; profit impacted by commodity cost true-ups with customers as input commodities decline

Sales



$10,555M
~$270M
~$240M
~($55)M
~($50)M
~($60)M
~$10,900M
2023
Traditional Organic
EV Organic
Divestiture
Currency
Commodities
2024 Target

Adjusted EBITDA



$845M
~$140M
~($20)M
~($5)M
~($5)M
~($30)M
~$925M
8.0% Margin
~110 bps
~(40) bps
~0 bps
~0 bps
~(20) bps
8.5% Margin
2023
Traditional Organic
EV Organic
Divestiture
Currency
Commodities
2024 Target

See appendix for comments regarding the presentation of non-GAAP measures

Sales Growth with Improved Profit Driven by Company-Wide Efficiencies and Cost Savings

© 2024 Dana

13

2024 FY Free Cash Flow Raising full-year guidance due to improved working capital efficiency Higher profit and lower capital investment requirements Increase in net interest payments due to higher rates and payment timing from refinancing 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. Changes from Prior Year ($ in millions) 2024 2023 Change Adjusted EBITDA $~925 $ 845 $~80 One-time Costs1 (40) (20) (20) Interest, Net (150) (116) (35) Taxes (160) (148) (10) Working Capital / Other² (50) (85) 35 Capital Spending (450) (501) 50 Free Cash Flow $~75 $(25) $~100 Positive Free Cash Flow Driven by Higher Profit, Lower Capex, and Improved Working Capital

Non-GAAP Financial Information Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA outlook to the most comparable GAAP measure of net income (loss). Providing net income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss), including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliation of adjusted EBITDA to net income (loss) for the historical periods presented are indicative of the reconciliation that will be prepared upon completion of the periods covered by the non-GAAP guidance.